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                                                                   Exhibit 23.02




                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Entercom Communications Corp. on Form S-1 of our report dated June 10, 1998 relating to the combined financial statements of KMBZ-AM, KLTH-FM, KCMO-AM/FM, KIRO-AM/FM, KNWX-AM and KING-FM appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Salt Lake City, Utah

August 13, 1998